Exhibit 10.4

GI Dynamics, Inc.

____________________________

Note Exchange and Warrant Cancellation Agreement

____________________________

GI Dynamics, Inc.

Note Exchange and Warrant Cancellation Agreement

This Note Exchange and Warrant Cancellation Agreement (this “Agreement”) is made as of the 4th day of September, 2020 (the “Effective Date”), between GI Dynamics, Inc., a Delaware corporation (the “Company”), and Crystal Amber Fund Limited (the “Holder”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the New Note (as defined below).

Recitals

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of August 21, 2019 (the “SPA”), between the Company and the Holder, the Company issued to the Holder an unsecured convertible promissory note in the aggregate principal amount of up to Four Million Five Hundred Ninety-Six Thousand Eight Hundred Ninety-Three Dollars (US$4,596,893) (the “2019 Note”);

WHEREAS, in connection with the issuance of the 2019 Note and pursuant to the terms and conditions of the SPA, the Company, on January 13, 2020, issued to the Holder a warrant to purchase up to 229,844,650 CHESS Depositary Interests of the Company (the “Warrant”);

WHEREAS, the Company plans to complete a Series A Preferred Stock financing with gross proceeds of not less than US$10 million in the aggregate, upon the terms and subject to the conditions of a Series A Preferred Stock Purchase Agreement between the Company and the Holder dated as of an even date herewith (the “Purchase Agreement”);

WHEREAS, as a condition precedent to entering into the Purchase Agreement, the Company is required to restructure the 2019 Note and cancel the Warrant;

WHEREAS, immediately prior to the execution of the Purchase Agreement, the Company will issue to the Holder a new unsecured convertible promissory note in the aggregate principal amount of the Outstanding Amount (as defined below), substantially in the form attached hereto as Exhibit A (the “New Note,” and, together with the 2019 Note, the “Notes”), in exchange for the surrender and cancellation of the 2019 Note and the cancellation of the Warrant, on the terms and conditions set forth in this Agreement (the “Exchange”).

NOW, THEREFORE, in consideration of the foregoing premises and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, agree as follows:

1.	Terms of the Exchange

1.1       Exchange of the Notes. Upon the terms and subject to the conditions of this Agreement, the Holder agrees to surrender and deliver the 2019 Note to the Company for cancellation in exchange for the New Note in the aggregate principal amount equal to the total outstanding unpaid principal amount of the 2019 Note together with any interest accrued but unpaid thereon, immediately prior to the Closing Date (the “Outstanding Amount”). At the Closing (as defined below), the New Note issued in exchange for the cancellation of the 2019 Note shall be deemed the full and final consideration for the cancellation of such 2019 Note, and notwithstanding anything to the contrary contained in the 2019 Note or otherwise, the Company and Holder hereby agree that upon the Closing: (i) the Company’s obligations under the 2019 Note, including related contractual obligations, shall be deemed fully paid and satisfied and (ii) the 2019 Note shall automatically terminate and have no further force and effect.

1.2       Warrant Cancellation. Contemporaneously with exchange of the Notes pursuant to Section 1.1 and without any further action on the part of the Company or the Holder, the Warrant shall be terminated and cancelled and shall no longer be exercisable and the Holder shall automatically be deemed to have released any and all rights it has or may have had in, and in respect of, the Warrant, including related contractual rights.

2.	The Closing

2.1       Closing Date. Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and Section 6, the closing of the transactions contemplated by this Agreement (the “Closing”) shall be held remotely via the electronic exchange of documents and signatures immediately prior to entering into the Purchase Agreement (the “Closing Date”).

2.2       Deliveries.

(a)       At or prior to the Closing, the Company shall, in accordance with the terms of this Agreement, deliver to the Holder: (i) this Agreement duly executed by the Company; (ii) the New Note; and (iii) such other documents relating to the transactions contemplated by this Agreement as the Holder shall reasonably require.

(b)       At or prior to the Closing, the Holder shall, in accordance with the terms of this Agreement, deliver to the Company: (i) this Agreement duly executed by the Holder; (ii) the 2019 Note (or an affidavit of loss and indemnity undertaking with respect thereto, in a form reasonably acceptable to the Company); and (iii) such other documents relating to the transactions contemplated by this Agreement as the Company shall reasonably require.

3.	Representations, Warranties and Covenants of the Company

The Company hereby represents and warrants to the Holder, as of the date hereof and as of the Closing Date, as follows:

3.1       Organization; Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own its property and carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in the Commonwealth of Massachusetts and in each jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary.

3.2       Corporate Power and Authorization.

(a)       Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and the New Note and to carry out and perform its obligations under the terms of this Agreement and the New Note.

(b)       Authorization. The execution and delivery of this Agreement and the New Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the New Note, the reservation of shares of the Company’s common stock, par value $0.01 per share issuable upon conversion of the New Note (the “Common Stock” and, together with the New Note, the “Securities”) and the cancellation of the Warrant, was duly authorized by the Company’s board of directors. Other than those consents and authorizations obtained by the Company prior to the date hereof that are in full force and effect on the Closing Date, no further consent or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the New Note have been duly executed and delivered by the Company, and each of them constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to laws of general application relating to equitable principles, bankruptcy, insolvency and the relief of debtors. Upon conversion of the New Note into Common Stock in accordance with the provisions of this Agreement and the New Note, the Common Stock will be validly issued, fully paid and nonassessable and free of any liens or encumbrances (other than as set out in Section 2(c) of the New Note). The issuance of the New Note (and the Common Stock) pursuant to the provisions of this Agreement will not give rise to any preemptive rights or rights of first refusal granted by the Company, and the New Note (and the Common Stock) will be issued in compliance with all applicable federal and state securities laws, and will be free of any liens or encumbrances; provided, however, that the New Note may be subject to restrictions on transfer as set out in this Agreement and the New Note or under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time the transfer is proposed. The issuance of the New Note (and the Common Stock) does not and will not cause any dilution adjustment in any existing securities of the Company, and the Holder hereby waives any dilution adjustment that might otherwise result from the issuance of the New Note (and the Common Stock) pursuant to the terms of any existing security held by the Holder.

3.3       Governmental Consents. All consents, approvals, orders, or authorizations of, or registrations, qualifications, designations, declarations, or filings with, any governmental authority, required on the part of the Company in connection with the valid execution and delivery of this Agreement and the New Note, the issuance of the New Note or the consummation of any other transaction contemplated hereby shall have been obtained and will be effective at the Closing, except for any notices required or permitted to be filed with certain foreign, state and/or federal securities commissions or stock exchanges, which notices will be filed on a timely basis.

3.4       No Conflicts. The execution, delivery and performance of this Agreement and the New Note by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the certificate of incorporation or by-laws of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company is a party or by which the Company is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree including federal and state securities laws and regulations applicable to the Company or by which any property or asset of the Company is bound or affected.

3.5       Offering. Assuming the accuracy of the representations and warranties of the Holder contained in Section 4 hereof, the issuance of the New Note is and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

3.6       [Intentionally Omitted].

3.7       Delivery of SEC Filings. The Company has provided the Holder with copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and all other reports filed by the Company pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”), since the filing of the Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”); which reports represent all filings required of the Company pursuant to the 1934 Act for such period. During the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of 1934 Act (all of the foregoing filed prior to the date hereof or prior to the date of the Closing, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

3.8       Conduct of Business; Regulatory Permits. To the knowledge of the Company, the Company is not in violation of any term of, or in default under, its certificate of incorporation, as amended and as in effect on the date hereof, or any certificate of designation of an outstanding series of stock of the Company or its by-laws, as amended and as in effect on the date hereof. The Company is not in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company, and the Company does not and will not conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company. Except as set forth in its SEC Filings, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

3.9       Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the SEC, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or affiliates, the Securities or any of the Company’s or its subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, which, if adversely determined, would have a material adverse effect on the Company’s business or financial condition.

3.10       Securities Laws. The Company shall timely make all filings and reports relating to the issuance of the Securities required under applicable securities laws, including filing any notice of sale of securities required by applicable law or regulation and complying with any applicable “blue sky” laws of the states of the United States. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 3.10. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that could be integrated with the issuance of the New Note in a manner that could require the registration of the New Note under the Act.

4.	Representations and Warranties of the Holder

The Holder hereby represents and warrants to the Company as follows:

4.1       Purchase for Own Account. The Holder understands that the Securities have not been registered under the Act and the Holder is acquiring the Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted from registration. The Holder represents that its acquisition of any Securities under the New Note will be acquired solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Securities or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same.

4.2       Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 3, the Holder hereby: (i) acknowledges that it has received all the information it has requested from the Company including, but not limited to, the SEC Filings, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

4.3       Ability to Bear Economic Risk. The Holder acknowledges that investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.4       Rule 144. The Holder is aware that none of the Securities may be sold pursuant to Rule 144 adopted under the Act unless certain conditions are met, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale following the required holding period under Rule 144 and the number of shares being sold during any three month period not exceeding specified limitations.

4.5       Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

4.6       Regulation S. In issuing the Securities, the Company may be relying upon the “safe harbor” provided by Regulation S and/or on Section 4(a)(2) under the Act; it is a condition to the availability of the Regulation S “safe harbor” that the Securities not be offered or sold in the United States or to a U.S. person until the expiration of a one-year “distribution compliance period” (or a six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) following the closing; and notwithstanding the foregoing, prior to the expiration of the one-year “distribution compliance period” (or six-month “distribution compliance period,” if the issuer is a “reporting issuer,” as defined in Regulation S) after the closing (the “Restricted Period”), the New Note may, subject to any restrictions contained in the New Note, be offered and sold by the holder thereof only if such offer and sale is made in compliance with the terms of this Agreement and the New Note, and either: (a) if the offer or sale is within the United States or to or for the account of a U.S. person (as such terms are defined in Regulation S), the securities are offered and sold pursuant to an effective registration statement or pursuant to Rule 144 under the Act or pursuant to an exemption from the registration requirements of the Act; or (b) the offer and sale is outside the United States and to other than a U.S. person. If the Holder is not a United States person, the Holder hereby represents that the Holder is satisfied as to the full observance of the laws of the Holder’s jurisdiction applicable to the Holder in connection with any invitation to subscribe for the Securities, including (i) the legal requirements within the Holder’s jurisdiction for the purchase of the New Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the such Securities. The Holder’s subscription and payment for, and the Holder’s continued beneficial ownership of the Securities, will not violate any applicable securities or other laws of the Holder’s jurisdiction that are applicable to the Holder.

4.7       Rule 506(d). If the Holder beneficially owns twenty percent (20%) or more of the outstanding voting securities of the Company, calculated in accordance with Rule 506(d) of Regulation D of the Act, or may designate a director of the Company, the Holder hereby represents and warrants to the Company that the Holder has not been convicted of any of the felonies or misdemeanors or been subject to any of the orders, judgments, decrees or other conditions set forth in Rule 506(d) of Regulation D of the Act.

4.8       [Intentionally Omitted].

4.9       Legends. The Holder understands that any securities issued upon conversion of the New Note may bear one or all of the following legends:

(a)        “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE OR DISTRIBUTION OF SUCH SHARES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”

(b)       Any legend set forth in or required by another section of this Agreement or the New Note.

(c)       Any legend required by the securities laws of any state or country to the extent such laws are applicable to the securities represented by the certificate so legended.

4.10       Market Standoff. The Holder agrees not to sell any of the Securities during a period specified by the representative of the applicable underwriters (not to exceed one hundred eighty (180) days) following the effective date of the initial registration statement of the Company filed under the Act, so long as all officers, directors, and 1% stockholders have executed similar agreements and are similarly restricted from selling the Company’s stock.

4.11       [Intentionally Omitted].

4.12.       No Conversion. Upon execution of this Agreement until the earlier of (i) the consummation of the Exchange or (ii) the termination of this Agreement pursuant to Section 7.1 hereof, the Holder hereby agrees that it shall not convert any or all of the outstanding balance under the 2019 Note.

5.	Events of Default; Remedies

5.1       Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”) under this Agreement and the New Note:

(a)       Any default in the payment, when the same becomes due and payable, of principal under or interest in respect of the New Note, including, but not limited to, the failure by the Company to pay on the Maturity Date, any and all unpaid principal, accrued interest and all other amounts owing under this Agreement and the New Note;

(b)       The Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any general assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

(c)       An involuntary petition is filed against the Company (unless such petition is dismissed or discharged within sixty (60) days) under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company;

(d)       The Company’s stockholders (other than the Holder) or board of directors affirmatively vote to liquidate, dissolve, or wind up the Company or the Company otherwise ceases to carry on its ongoing business operations;

(e)       If (i) a material portion of the Company’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in thirty (30) days, (ii) the Company is enjoined, restrained, or prevented by a court order or other order of a governmental body from conducting its business or (iii) notice of lien, levy, or assessment is filed against any material portion of the Company’s assets by any court order or other order of any governmental body and it is not paid within sixty (60) days after the Company received notice thereof; or

(f)       The Company shall fail in any material respect to observe or perform any covenant, obligation, condition or agreement contained in this Agreement or the New Note (other than a failure to pay as specified in Section 5.1(a) hereof) and such failure shall continue for thirty (30) days after the Company’s receipt of written notice thereof.

5.2       Remedies. Upon the occurrence or existence of any Event of Default (other than an Event of Default referred to in Sections 5.1(b) or 5.1(c) hereof) and at any time thereafter during the continuance of such Event of Default, the Holder or any holder of the New Note may, by written notice to the Company, declare all outstanding obligations payable by the Company under the New Note to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Sections 5.1(b) or 5.1(c) hereof, immediately and without notice, all outstanding obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by the Holder in enforcing and collecting the New Note and this Agreement. No right or remedy conferred upon or reserved to the Holder under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law.

6.	Conditions to Closing

6.1       Conditions to Holder’s Obligations at the Closing. The obligations of the Holder under this Agreement and the New Note are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by the Holder:

(a)       Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true on and as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date).

(b)       Performance. The Company shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement and the New Note that are required to be performed or complied with by it on or before the Closing.

(c)       Qualifications. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the New Note shall be duly obtained and effective as of the Closing.

(d)       Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Holder’s counsel, which shall have received all such counterpart original and certified copies of such documents as it may reasonably request.

6.2       Conditions to Company’s Obligations at the Closing. The obligations of the Company under this Agreement and the New Note are subject to the fulfillment on or before the Closing of each of the following conditions, which may be waived in writing by the Company:

(a)       Representations and Warranties. The representations and warranties made by the Holder in Section 4 hereof shall be true and correct on the Closing Date.

(b)       Performance. The Holder shall have performed and complied with all agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

7.	Termination

7.1       Voluntary Termination. Except as provided in Section 7.2, this Agreement may be terminated and the Exchange abandoned at any time prior to the Closing by:

(a)       the mutual agreement of the Company and the Holder; or

(b)       the Company or the Holder if the Closing Date shall not have occurred by October 31, 2020; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause or resulted in the failure of the Closing to occur on or before such date and such action or failure constitutes a breach of this Agreement.

7.2       Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of the Company or the Holder, or their respective representatives, as applicable; provided, however, that each party hereto shall remain liable for any willful breaches of this Agreement, or any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and provided further, however, that, the provisions of Section 9 and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Section 7.

8.	Miscellaneous

8.1       Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2       Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York.

8.3       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.4       Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.5       Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address set forth in this Section 8.5 or at such other address as the Company or the Holder may designate by ten (10) days advance written notice to the other party hereto.

If to the Holder:

Crystal Amber Fund Limited

PO Box 286

Floor 2, Trafalgar Court

Les Banques

St Peter Port

Guernsey

GY1 4LY

With a copy (that shall not constitute notice) to:

Estera - GG - Crystal Amber Team

CrystalAmberTeam@estera.com

If to the Company:

GI DYNAMICS, INC.

320 Congress Street

Floor 3

Boston, MA 02205

Attention: Chief Executive Officer

With a copy (that shall not constitute notice) to:

Blake Baron, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Avenue, 25th Floor

New York, New York 10022

Email: bjb@msk.com

8.6       Amendment; Modification; Waiver. No amendment, modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Holder.

8.7       Entire Agreement. This Agreement and the New Note, including the exhibits attached hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

In Witness Whereof, the parties have executed this Note Exchange and Warrant Cancellation Agreement as of the date first written above.

COMPANY:

GI Dynamics, Inc.

By:	/s/ Scott Schorer
Name:	Scott Schorer
Title:	Chief Executive Officer

HOLDER:

Crystal Amber Fund Limited

By:	/s/ Mark Huntley
Name:	Mark Huntley
Title:	Director

Executed by Crystal Amber Asset Management (Guernsey) Ltd as Investment Manager of Crystal Amber Fund Limited

[Signature Page to Note Exchange and Warrant Cancellation Agreement]

Exhibit A

Form of Unsecured Convertible Promissory Note

See Exhibit 4.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission by GI Dynamics, Inc. on September 10, 2020.

Exhibit A-1